As filed with the Securities and Exchange Commission on May 15, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAVIGANT CONSULTING, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	36-4094854
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30 South Wacker Drive, Suite 3550 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan

(Full Title of the Plan)

Monica M. Weed

Executive Vice President, General Counsel and Secretary

Navigant Consulting, Inc.

30 South Wacker Drive, Suite 3550

Chicago, Illinois 60606

(312) 573-5600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Calculation of Registration Fee

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value	2,200,000 shares	$14.205	$31,251,000	$3,631

(1)	Navigant Consulting, Inc. is filing this Registration Statement to register the issuance of an additional 2,200,000 shares of Common Stock authorized for issuance under the Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan (the “Amended 2012 Plan”). Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement also covers such additional and indeterminate number of shares as may become issuable pursuant to the provisions of the Amended 2012 Plan relating to adjustments for changes resulting from a stock dividend, stock split or similar change.
(2)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $14.205 per share represents the average of the high and low sales prices of the Common Stock as reported on The New York Stock Exchange on May 11, 2015.

EXPLANATORY NOTE

A Registration Statement on Form S-8 (File No. 333-181581) was filed with the Securities and Exchange Commission (the “Commission”) on May 22, 2012 covering the registration of 5,969,480 shares of the common stock, $0.001 par value (the “Common Stock”), of Navigant Consulting, Inc., a Delaware corporation (“Navigant”), under the Navigant Consulting, Inc. 2012 Long-Term Incentive Plan, which was amended and restated effective as of March 18, 2015. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 2,200,000 shares of Common Stock under the Amended 2012 Plan and hereby incorporates by reference the contents of the prior Registration Statement except for Items 3, 5 and 8, which are being updated by this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Navigant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Commission:

(1) Navigant’s annual report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Commission on February 13, 2015;

(2) Navigant’s quarterly report on Form 10-Q for the quarter ended March 31, 2015, filed with the Commission on April 29, 2015;

(3) Navigant’s current report on Form 8-K, filed with the Commission on February 23, 2015; and

(4) The description of the Common Stock contained in the Registration Statement on Form 8-A filed by Navigant with the Commission on September 16, 1996, including any subsequent amendment or any report filed for the purpose of updating such description.

All documents subsequently filed by Navigant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as “Incorporated Documents”).

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel.

The validity of the securities registered hereunder will be passed upon for Navigant by Monica M. Weed, Executive Vice President, General Counsel and Secretary. Ms. Weed may receive awards under the Amended 2012 Plan. Ms. Weed beneficially owns or has rights to acquire an aggregate of less than one percent of the Common Stock.

Item 8.	Exhibits.

The Exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Navigant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 15th day of May, 2015.

NAVIGANT CONSULTING, INC.

By:	/s/ Julie M. Howard
Julie M. Howard
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND ADDITIONAL SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Monica M. Weed and Lucinda M. Baier, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

Name	Title	Date

/s/ Julie M. Howard	Chairman and Chief Executive Officer	May 15, 2015
Julie M. Howard	(principal executive officer)

/s/ Lucinda M. Baier	Executive Vice President and Chief Financial Officer	May 15, 2015
Lucinda M. Baier	(principal financial officer)

/s/ Scott S. Harper	Vice President and Corporate Controller	May 15, 2015
Scott S. Harper	(principal accounting officer)

/s/ Lloyd H. Dean	Director	May 15, 2015
Lloyd H. Dean

/s/ Hon. Cynthia A. Glassman	Director	May 15, 2015
Hon. Cynthia A. Glassman

/s/ Stephan A. James	Director	May 15, 2015
Stephan A. James

/s/ Samuel K. Skinner	Director	May 15, 2015
Samuel K. Skinner

/s/ Governor James R. Thompson	Director	May 15, 2015
Governor James R. Thompson

/s/ Michael L. Tipsord	Director	May 15, 2015
Michael L. Tipsord

/s/ Randy H. Zwirn	Director	May 15, 2015
Randy H. Zwirn

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Restated Certificate of Incorporation of Navigant Consulting, Inc. (incorporated by reference to Exhibit 3.1 to Navigant’s Current Report on Form 8-K filed with the Commission on May 23, 2012).

3.2*	Amendment to Restated Certificate of Incorporation of Navigant Consulting, Inc. (incorporated by reference to Exhibit 3.1 to Navigant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014 filed with the Commission on July 31, 2014).

3.3*	By-Laws of Navigant Consulting, Inc., as amended on July 25, 2007 (incorporated by reference to Exhibit 3.1 to Navigant’s Current Report on Form 8-K filed with the Commission on July 26, 2007).

3.4*	Amendment to By-Laws of Navigant Consulting, Inc., effective as of December 16, 2010 (incorporated by reference to Exhibit 3.1 to Navigant’s Current Report on Form 8-K filed with the Commission on December 21, 2010).

4.1*	Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan (incorporated by reference to Appendix A to Navigant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 8, 2015).

5.1**	Opinion of Monica M. Weed, Esq.

23.1**	Consent of Independent Registered Public Accounting Firm.

23.2**	Consent of Monica M. Weed, Esq. (included in Exhibit 5.1).

24.1**	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Previously filed with the Commission and incorporated herein by reference.
**	Filed herewith.